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                                                                    EXHIBIT 21.1


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                           SUBSIDIARIES of the COMPANY

            QRS 10-1 (ILL), Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Illinois and doing business under the name QRS 10-1 (ILL), Inc.

            Denton (TX) QRS 10-2, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Texas and doing business under the name Denton (TX) QRS 10-2, Inc.

            QRS 10-3 (CT), Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Connecticut and doing business under the name QRS 10-3 (CT), Inc.

            QRS 10-5 (OH), Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Ohio and doing business under the name QRS 10-5 (OH), Inc.

            Torrey Pines QRS 10-6 (CA), Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of California and doing business under the name Torrey Pines QRS 10-6 (CA), Inc.

            QRS 10-7 (NY), Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of New York and doing business under the name QRS 10-7 (NY), Inc.

            Walsafe (CA) QRS 10-8, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of California and doing business under the name Walsafe (CA) QRS 10-8, Inc.

            QRS 10-9 (AR), Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Arkansas and doing business under the name QRS 10-9 (AR), Inc.

            QRS 10-11 (MD), Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Maryland and doing business under the name QRS 10-11 (MD), Inc.

            QRS 10-12 (TX), Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Texas and doing business under the name QRS 10-12 (TX), Inc.

            Neoserv (CO) QRS 10-13, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Colorado and doing business under the name Neoserv (CO) QRS 10-13, Inc.

            STI (NC) QRS 10-14, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of North Carolina and doing business under the name STI (NC) QRS 10-14, Inc.

            DDI (NE) QRS 10-15, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Nebraska and doing business under the name DDI (NE) QRS 10-15, Inc.

            PMWI (IA) QRS 10-16, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Iowa and doing business under the name PMWI (IA) QRS 10-16, Inc.

            QRS 10-18 (FL), Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Florida and doing business under the name QRS 10-18 (FL), Inc.

            ORS 10-Paying Agent, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of New York and doing business under the name QRS 10-Paying Agent, Inc.


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